Exhibit 4(e)

                       CERTIFICATE OF AMENDMENT
                                OF THE
                       ORGANIZATION CERTIFICATE
                                  OF
                 GENERAL ELECTRIC CAPITAL CORPORATION
                UNDER SECTION 8005 OF THE BANKING LAW


       We, the undersigned, James A. Parke and Burton J. Kloster,
  Jr., being respectively the Senior Vice President, Finance and the Secretary of General Electric Capital Corporation, do hereby certify and set forth:

            1.   The name of this Corporation is General Electric
       Capital Corporation. The name under which the Corporation was formed was General Electric Credit Corporation.

            2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of the State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter, the "Restated Organization Certificate"), and Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September, 1990, the 18th day of October, 1990, the 14th day of November, 1990, the 6th day of December, 1990, the 21st day of April, 1995, the 11th day of May, 1995 and the 28th day of June, 1995 (hereinafter collectively referred to as the "Certificates of Amendment"). The Restated Organization Certificate as so amended by the Certificates of Amendment is hereinafter referred to as the "Organization Certificate".

            3. Paragraph Third of the Organization Certificate, which article relates to the capital stock of this corporation, is amended so as to (a) increase the number of authorized shares of Variable Cumulative Preferred Stock from 14,000 shares to 18,000 shares and (b) increase the maximum aggregate redemption price of all shares of all series of Variable Cumulative Preferred Stock from $1,900,000,000 to $2,300,000,000, by substituting in
       Paragraph Third in both places at which the words "Fourteen Thousand (14,000)" appear, the words "Eighteen Thousand (18,000)" and by substituting in Part A of Section Eight of Subparagraph (c) of Paragraph Third the words "Two Billion Three Hundred Million Dollars ($2,300,000,000)" in place of the words "One Billion Nine Hundred Million Dollars ($1,900,000,000)".






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            4.   The foregoing amendments of Paragraph Third of the
       Organization Certificate were authorized by a resolution of the Board of Directors adopted at a meeting duly called and held on the 29th day of June, 1995 and by consent of the sole common stockholder of this corporation.

       IN WITNESS WHEREOF, this Certificate has been signed this 30th day of June, 1995.

                                  /s/ James A. Parke
                                ------------------------------
                                James A. Parke
                                Senior Vice President - Finance

                                  /s/ Burton J. Kloster, Jr.
                                -------------------------------
                                Burton J. Kloster, Jr.
                                Secretary

  STATE OF CONNECTICUT)
                      ) S.S.:
  COUNTY OF FAIRFIELD )

  James A. Parke and Burton J. Kloster, Jr., each being duly sworn, respectively deposes and says: that the said James A. Parke is the Senior Vice President - Finance and that the said Burton J. Kloster, Jr. is the Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that each of them has read the same and that the statements contained therein are true and they have been authorized to execute and file the foregoing Certificate of Amendment by resolution of the Board of Directors adopted at a meeting duly called and held on the 29th day of June, 1995.

                                  /s/ James A. Parke
                                ------------------------------
                                James A. Parke
                                Senior Vice President - Finance

                                  /s/ Burton J. Kloster, Jr.
                                ------------------------------
                                Burton J. Kloster, Jr.
                                Secretary

  Subscribed and sworn to before me this 29th day of June, 1995

    /s/ Gail S. Thiede
  ----------------------
  Notary Public
  Gail S. Thiede
  Notary Public
  MY COMMISSION EXPIRES JULY 31, 2000